UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Toys “R” Us, Inc. (the “Company”) closed its offer (the “Award Exchange”) to certain employees, including the named executive officers, to exchange certain of their outstanding stock options (“Old Options”) and all outstanding performance shares and performance units for a grant under the Company’s 2010 Incentive Plan (the “2010 Plan”) of one new stock option (“New Options”) for every two Old Options cancelled. On December 23, 2013, a total of 919,599 and 104,240 Old Options and performance shares or units were cancelled, respectively, and a total of 459,805 New Options were issued under the 2010 Plan in a private offer to exchange pursuant to Section 4(a)(2) or Rule 701 under the Securities Exchange Act of 1933, as amended.

The New Options have an exercise price no lower than the fair market value of the Company’s common stock and will vest 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date, subject to the employee’s continued employment on each such anniversary, and will generally expire on the tenth anniversary of the grant date (subject to earlier expiration in accordance with the new option award agreement). Similarly to the Old Options, the vesting of the New Options will be accelerated upon a Change in Control or upon the employee’s earlier termination due to death, disability or retirement (as each such term is defined in the 2010 Plan).

The following named executive officers elected to participate in the Award Exchange and the table below sets forth the number of cancelled securities and New Options received in the Award Exchange:

Name	Old Options Cancelled	Performance Shares/Units Cancelled	New Options Granted
Antonio Urcelay	118,071	16,414	59,036
F. Clay Creasey, Jr.	83,950	10,883	41,975
Monika M. Merz	97,791	13,132	48,896
David J. Schwartz	96,830	12,020	48,415

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.

By:	/s/ F. Clay Creasey, Jr.
Name:	F. Clay Creasey, Jr.
Title:	Executive Vice President –
Chief Financial Officer

Date: December 23, 2013

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